                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional materials
     / / Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              RIDDELL SPORTS INC.

--------------------------------------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
     /x/ No fee required
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction.
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3) Filing Party:
--------------------------------------------------------------------------------

     (4) Date Filed:
--------------------------------------------------------------------------------

                              RIDDELL SPORTS INC.
                        50 EAST 42ND STREET, SUITE 1808
                            NEW YORK, NEW YORK 10017

DEAR FELLOW STOCKHOLDER:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Riddell Sports Inc. (the "Company") to be held on Thursday, May 20, 1999, at 11:00 a.m. (Eastern Daylight Time) at the 13th Floor Board Room at The American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     For the reasons set forth in the accompanying proxy statement, your Board of Directors unanimously recommends that you vote for:

          1. Management's nominees for directors;

          2. Appointing Grant Thornton LLP as the Company's independent auditors; and

          3. Such other business as may properly come before the meeting.

     In order to ensure that your shares are represented at the meeting, I urge you to promptly date, sign and mail the enclosed proxy using the enclosed addressed envelope, which needs no postage if mailed in the United States. You may withdraw or revoke your proxy at any time prior to the Annual Meeting.

                                          Very truly yours,

                                          /s/ Robert E. Nederlander
                                          --------------------------------
                                          ROBERT E. NEDERLANDER
                                          Chairman of the Board

Dated: April 19, 1999

                              RIDDELL SPORTS INC.
                        50 EAST 42ND STREET, SUITE 1808
                            NEW YORK, NEW YORK 10017

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1999

                      ------------------------------------

DEAR FELLOW STOCKHOLDER OF
  RIDDELL SPORTS INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Riddell Sports Inc. (the "Company") will be held on Thursday, May 20, 1999, at
11:00 a.m. (Eastern Daylight Time) at the 13th Floor Board Room at The American Stock Exchange, 86 Trinity Place, New York, New York 10006, for the purpose of considering and voting upon the following proposals:

     1. The election of directors;

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the calendar year ending December 31, 1999; and

     3. Such other business as may properly come before the meeting.

     The close of business on April 12, 1999 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, and only stockholders of record on such date are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors


                                          /s/ Robert E. Nederlander
                                          -----------------------------------
                                          ROBERT E. NEDERLANDER
                                          Chairman of the Board

Dated: April 19, 1999

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                    [This page intentionally left blank]

                              RIDDELL SPORTS INC.

                            ------------------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is solicited on behalf of the Board of Directors of Riddell Sports Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 20, 1999, at 11:00 a.m. (Eastern Daylight Time) at the 13th Floor Board Room at The American Stock Exchange, 86 Trinity Place, New York, New York 10006, and at any adjournment or postponement thereof (the "Annual Meeting"). The purposes for which the Annual Meeting is to be held are set forth in the Notice of Meeting on the preceding page. This proxy statement and the proxies solicited hereby are first being sent or delivered to stockholders on or about April 20, 1999.

REVOCABILITY AND VOTING OF PROXIES

     The proxy may be revoked by the stockholder at any time prior to its use by the Company by voting in person at the Annual Meeting, by executing a later proxy, or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Annual Meeting. If the proxy is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specification. Otherwise, the proxy will be voted in the manner specified on the proxy.

     Each of the two proposals for which proxies are being solicited are considered "discretionary" proposals, which means that brokers who hold Company shares in "street name" for customers are authorized to vote on such proposals on behalf of their customers unless expressly advised to the contrary. In the event of a broker non-vote with respect to any issue coming before the Annual Meeting arising from the absence of required authorization by the beneficial owner to vote as to that issue, the proxy will be counted as present for purposes of determining the existence of a quorum to conduct the meeting, but will not be deemed as present and entitled to vote as to that issue for purposes of determining the total number of shares of which a plurality or majority (depending upon the issue) is required for adoption. Abstentions, being shares present, entitled to vote and affirmatively not voted are counted for determining a quorum and have the same effect as a "no" vote.

RECORD DATE AND SHARE OWNERSHIP

     At the close of business on April 12, 1999, 9,258,957 shares of the Company's common stock, $.01 par value ("Common Stock"), were outstanding and eligible to vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. Only stockholders of record at the close of business on April 12, 1999 are entitled to notice of and to vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 12, 1999 pertaining to ownership of the Company's Common Stock by persons known to the Company to own 5% or more of the Company's Common Stock and Common Stock owned beneficially by each director and named executive officer of the Company and by directors and named executive officers of the Company as a group.

     The information contained herein has been obtained from the Company's records, or from information furnished directly by the individual or entity to the Company or in Form 13D filings or Form 4 or Form 5 filings.

                                           SHARES OWNED    PERCENT/SHARES
                                           BENEFICIALLY    OUTSTANDING
                                           ------------    --------------
Robert E. Nederlander ..................     5,251,831(1)       51.8%
  810 Seventh Avenue
  New York, NY 10019

David M. Mauer .........................       445,645(2)        4.6%
  c/o Riddell Sports Inc.
  50 East 42nd Street, Suite 1808
  New York, NY 10017

Jeffrey G. Webb ........................     1,188,954(3)       12.4%
  c/o Varsity Spirit Corporation
  2525 Horizon Lake Drive
  Memphis, TN 38133

Leonard Toboroff .......................     1,311,085(4)       14.1%
  c/o Riddell Sports Inc.
  50 East 42nd Street, Suite 1808
  New York, NY 10017

Don R. Kornstein .......................        42,500(5)          *
  c/o Riddell Sports Inc.
  50 East 42nd Street, Suite 1808
  New York, NY 10017

John McConnaughy, Jr. ..................     1,046,437(6)       11.2%
  c/o JEMC Corp.
  1011 High Ridge Road
  Stamford, CT 06905

Glenn E. "Bo" Schembechler .............        45,000(5)          *
  c/o Riddell Sports Inc.
  50 East 42nd Street, Suite 1808
  New York, NY 10017

David Groelinger .......................        57,250(7)          *
  c/o Riddell Sports Inc.
  50 East 42nd Street, Suite 1808
  New York, NY 10017

Thomas L. Clark ........................         5,000(5)          *
  c/o Riddell Sports Inc.
  3670 N. Milwaukee
  Chicago, IL 60641

All officers and directors as a group (9     5,401,581          52.5%
  individuals)..........................

Angelo, Gordon & Co., L.P. .............     1,395,000(8)       13.1%
  245 Park Avenue/26th Fl.
  New York, NY 10167

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
------------------

   *  Less than 1%

 (1)  Of the 5,251,831 shares beneficially owned by Mr. Nederlander: (i) 1,259,710 shares are owned by
      Mr. Nederlander directly or through entities controlled by him having dispositive power over these shares
      (45,000 of these 1,259,710 shares underlie options granted under the Company's 1991 Stock Option Plan that are exercisable currently or within 60 days of April 12, 1999; 646,037 of such 1,259,710 shares are subject to a Voting Trust (the "Voting Trust") expiring May 29, 2001 pursuant to which Robert Nederlander is voting trustee and has sole voting power (except to the limited extent described in Note 6 below) and (ii) an additional 3,992,121 shares are beneficially owned by Mr. Nederlander as Voting Trustee under the Voting
      Trust and pursuant to a shareholders' agreement to which Mr. Nederlander and certain other officers and directors of the Company and their affiliates are parties (the "Shareholders' Agreement"). Under Rule 13-d of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Mr. Nederlander is deemed to beneficially own the shares of stock subject to the Voting Trust and the Shareholders' Agreement. The
      Shareholders' Agreement terminates upon the earliest May 28, 2001 or the death of Mr. Nederlander, or the date of the transfer of shares subject to the Shareholders' Agreement (other than to certain parties) as to the shares transferred.

 (2)  445,645 shares of Common Stock beneficially owned by Mr. Mauer are subject to the Shareholders' Agreement and
      387,500 of these shares are issuable in connection with options granted under the Company's 1991 Stock Option
      Plan and the Warrant that are exercisable currently or within 60 days of April 12, 1999.

 (3)  The 1,188,954 shares of Common Stock beneficially owned by Mr. Webb are subject to the Shareholders'
      Agreement and 364,427 of these shares underlie options granted under the Company's 1997 Stock Option Plan that are exercisable currently or within 60 days of April 12, 1999.

 (4)  The 1,311,085 shares of Common Stock beneficially owned by Mr. Toboroff are subject to the Shareholders'
      Agreement and 45,000 shares underlie options granted under the Company's 1991 Stock Option Plan that are exercisable currently or within 60 days of April 12, 1999.

 (5)  Represents shares underlying options granted under the Company's 1991 Stock Option Plan that are exercisable currently or within 60 days of April 12, 1999.

 (6)  Of the 1,046,437 shares of Common Stock beneficially owned by Mr. McConnaughy: (i) 484,530 are subject to the
      Voting Trust; (ii) 561,907 are subject to the Shareholders' Agreement and (iii) 45,000 shares underlie options granted under the Company's 1991 Stock Option Plan that are exercisable currently or within 60 days of April 12, 1999. Mr. McConnaughy has pledged his interest in 989,155 shares of the Company's Common Stock to financial institutions to secure loans. The Voting Trust provides that if Mr. McConnaughy defaults on the loan pursuant to which the pledge was made, the voting restrictions are removed from the pledged shares.

 (7)  Includes 53,750 shares underlying that portion of an option granted under the Company's 1991 Stock Option
      Plan that is exercisable within 60 days of April 12, 1999.

 (8)  Based on a Schedule 13G filed February 13, 1997, Angelo, Gordon & Co., L.P. may be deemed to be the beneficial owner of 1,395,000 shares as a result of voting and dispositive powers it holds with respect to
      $1,000,000 principal amount of the Company's 4.10% Convertible Subordinated Note due November 1, 2004 (the
      "Notes") convertible at $5.3763 per share into 186,000 shares of the Company's Common Stock held for its own account and $6,500,000 principal amount of Notes convertible into 1,209,000 shares of Common Stock which it holds for the account of private investment funds for which it acts as a general partner and/or investment advisor or investment manager.

              ELECTION OF DIRECTORS AND LIST OF EXECUTIVE OFFICERS

     In the absence of contrary instructions, the proxy will be voted for the election of Don R. Kornstein, David M. Mauer, John McConnaughy, Jr., Robert E. Nederlander, Glenn E. "Bo" Schembechler, Leonard Toboroff, Jeffrey G. Webb and Arthur N. Seessel, III to serve as members of the Board of Directors until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and shall have qualified.

     In accordance with the agreements entered into in connection with the Company's acquisition of Varsity in 1997, the Company's Board of Directors increased the number of its members from seven to eight and agreed to nominate Mr. Webb and his designee to serve on the Board until June 19, 2000, the third anniversary of the date of the Varsity acquisition, or upon the termination of Mr. Webb's employment with the Company, whichever is sooner. Mr. Webb, who was elected a member of the Company's Board at last year's Annual Meeting of Stockholders and is its Vice Chairman, has named Arthur N. Seessel, III to serve on the Company's Board as his designee.

     If any nominee is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons named in the proxy will vote for another person in accordance with their best judgment. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. Directors hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

     Information with respect to the nominees and the executive officers of the Company is set forth below as of April 12, 1999 and is based upon the records of the Company and information furnished to it by the nominees and executive officers. See "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to the Common Stock owned by the nominees.

                                                      POSITIONS                     HAS SERVED AS
NAME                             AGE              WITH THE COMPANY                 DIRECTOR SINCE
------------------------------   ---    -------------------------------------      ---------------
DIRECTORS:

Robert E. Nederlander (1).....   66     Chairman of the Board                      April 1988

David M. Mauer (1)............   50     Director, President and Chief              September 1993
                                        Executive Officer

Jeffrey G. Webb (1)...........   48     Vice Chairman of the Board of the          June 1997
                                        Company, President and Chief
                                        Executive Officer of the Varsity
                                        Group Division

Leonard Toboroff (1)..........   66     Director and Vice President                April 1988

Don R. Kornstein..............   47     Director                                   April 1995

John McConnaughy, Jr. (1).....   70     Director                                   September 1989

Glenn E. "Bo" Schembechler....   69     Director                                   September 1991

Arthur N. Seessel, III........   60     Director                                   February 1999

OTHER EXECUTIVE OFFICERS:

David Groelinger..............   48     Executive Vice President and Chief         --
                                        Financial Officer

Thomas L. Clark...............   49     Senior Vice President,                     --
                                        Consumer Products, of Riddell Group
                                        Division

(Footnotes from previous page)

------------------
(1) Messrs. Nederlander, Mauer, Webb, Toboroff and McConnaughy and certain entities controlled by them, are parties to a Shareholders' Agreement dated as of August 1995, as amended (the "Shareholders' Agreement"). The Shareholders' Agreement generally requires the parties thereto to vote the shares of Company Common Stock owned by them directly and beneficially in the same manner as does Mr. Nederlander and for the election of Mr. Webb and his designee as members of the Company's Board of Directors during the term of Mr. Webb's Employment Agreement. See "Employment Agreements and Change of Control Arrangements." In addition, the Shareholders' Agreement generally provides that the voting restrictions are terminated when a party transfers his shares. The Shareholders' Agreement expires on the earlier of May 28, 2001 or upon Mr. Nederlander's death.

     Set forth below is additional biographical information regarding each director and executive officer of the Company based on information supplied by them.

     Robert E. Nederlander. Mr. Nederlander has been Chairman of the Board of the Company since April 1988 and was the Company's Chief Executive Officer from April 1988 through April 1, 1993. Mr. Nederlander has been President and a Director since November 1981 of the Nederlander Organization, Inc., owner and operator of one of the world's largest chains of live theaters. He served as the Managing General Partner of the New York Yankees from August 1990 until December 1991, and has been a limited partner since 1973. Mr. Nederlander has been President since October 1985 of the Nederlander Television and Film Productions, Inc. and Chairman of the Board since January 1988 of Mego Financial Corporation. Mr. Nederlander was a director of Mego Mortgage Corporation from September 1996 until June 1998. Mr. Nederlander became Chairman of the Board of Allis-Chalmers Corp. in May 1989; from 1993 through October 1996 he was Vice Chairman, and thereafter he remained solely a director. In 1995, Mr. Nederlander became a director of HFS Incorporated, which recently merged into Cendant Corporation where he continued on as a director. In October 1996 Mr. Nederlander became a director of News Communications, Inc., a publisher of community-oriented free circulation newspapers. Mr. Nederlander was a senior partner in the law firm of Nederlander, Dodge and Rollins in Detroit, Michigan, between 1960 and 1989.

     David M. Mauer. Mr. Mauer became the Company's Chief Executive Officer on April 1, 1993, succeeding Mr. Nederlander. Mr. Mauer was President of Mattel U.S.A. from late 1990 through the beginning of 1993 and was President of Tonka U.S.A. Toy Group from 1988 until 1990. In 1995, Mr. Mauer was elected a member of the Board of Directors of The Topps Company, Inc. Mr. Mauer is also a director of the National Center for Missing and Exploited Children.

     Jeffrey G. Webb. Mr. Webb has been the Vice Chairman of the Board of the Company and the President and Chief Executive Officer of the Varsity Group Division since Varsity was acquired by the Company in June 1997. Prior to the Varsity acquisition, Mr. Webb was Chairman of the Board, President and Chief Executive Officer of Varsity Spirit Corporation since its formation in 1974.

     Leonard Toboroff. Mr. Toboroff has been Vice President of the Company since April 1988. Since May 1989, Mr. Toboroff has been a Vice President and Vice Chairman of the Board of Allis-Chalmers Corp. Mr. Toboroff has been a practicing attorney since 1961 and from January 1, 1988 to December 31, 1990, was counsel to Summit Solomon & Feldesman in New York City, which was counsel to the Company from April 1988 through February 1993. He has been a Director since August 1987 and was Chairman and Chief Executive Officer from December 1987 to May 1988 of Ameriscribe Corp. Mr. Toboroff was Chairman and Chief Executive Officer from May through July 1982, and then was Vice Chairman from July 1982 through September 1988 of American Bakeries Company. Mr. Toboroff has been a director of Banner Aerospace, Inc., a supplier of aircraft parts, since September 1992. He has been a director of Engex, Inc. and director of Saratoga Springs Beverage Co. since 1993, and a director of Hi Rise Recycling since March 1999.

     Don R. Kornstein. Mr. Kornstein has been a member of the Board of Directors, Chief Executive Officer and President of Jackpot Enterprises, Inc. since September 1994. Prior to this Mr. Kornstein was a Senior Managing Director at Bear, Stearns & Co. Inc. for 17 years through September 1994.

     John McConnaughy, Jr. Mr. McConnaughy has been Chairman and Chief Executive Officer of JEMC Corp. since 1988. From 1969 to 1986, Mr. McConnaughy served as Chairman and Chief Executive Officer of Peabody International Corp. ("Peabody"). From 1981 to 1992, he served as Chairman and Chief Executive Officer of GEO International Corp. when it was spun off from Peabody in 1981. Mr. McConnaughy is a Director of DeVlieg Bullard Inc., Mego Financial Corporation, Transact International, Inc., Levcor International, Inc., Wave Systems, Inc. and Adrien Arpel, Inc.

     Glenn E. "Bo" Schembechler. Mr. Schembechler was President of the Detroit Tigers from January 1990 through August 1992 and a member of the Tigers Board of Directors from 1989 through 1990. He is also a Director of Midland Company. From 1968 through 1989, Mr. Schembechler was head football coach of the University of Michigan and served as its Athletic Director in 1988 and 1989.

     Arthur N. Seessel, III. Mr. Seessel was the Chief Executive Officer of Seessel Holdings Inc., a supermarket chain located in Memphis, Tennessee, until the Company was sold in 1996. Mr. Seessel currently serves as a consultant to Albertson's Inc. and is a member of the Board of Directors of Red River Bankshares and Auto Radio Inc.

     David Groelinger. In March of 1996, Mr. David Groelinger was appointed the Company's Chief Financial Officer, and in June 1996 its Executive Vice President. From 1994 to 1995 he was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of Regency Holdings (Cayman) Inc., which owned and operated a major international cruise line. Prior to 1994 Mr. Groelinger served in various senior financial capacities during twelve years at Chiquita Brands International, Inc. In 1990, he was promoted to Vice President reporting to the Chiquita's President and Chief Operating Officer. Regency Holdings (Cayman) Inc. filed a petition to reorganize under Chapter 11 of the United States Bankruptcy Code in November 1995.

     Thomas L. Clark. From December 1991 through January 1998, Mr. Clark was a Vice President and General Manager of Brown Shoe, Inc., heading Dr. Scholl's footwear division. In February 1998, Mr. Clark became Senior Vice President, Consumer Products, of the Riddell Group Division of the Company.

                                    *  *  *

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
                     VOTE "FOR" THE NOMINEES FOR DIRECTORS.

                                    *  *  *

                STRUCTURE AND COMPENSATION OF BOARD OF DIRECTORS

DIRECTORS' FEES AND BOARD MEETING ATTENDANCE

     Directors who are not officers of the Company received a fee in 1998 of $17,583 per annum. In 1998, directors who were members of the Audit and Compensation Committees of the Board (Messrs. McConnaughy, Kornstein and Schembechler) were also each paid an aggregate additional amount of $5,000 per annum for their Committee memberships.

     During 1998, Messrs. Nederlander, Toboroff, McConnaughy, Kornstein and Schembechler were each granted an option to purchase 7,500 shares of the Company's Common Stock at an exercise price of $5.375 per share. In February 1999, Mr. Seessel was granted an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $6.50 per share. All of these grants were pursuant to provisions of the 1991 and 1997 Stock Option Plans which provide for fixed automatic grants of options to eligible directors as described below under "General Description of 1997 Stock Option Plan." See "Summary Compensation Table" and "Options Granted in 1998" for a discussion of compensation paid to Mr. Mauer, a director and the Company's Chief Executive Officer, and Mr. Webb, the Company's Vice Chairman and the President and Chief Executive Officer of its Varsity Group Division.

     The Company has agreed to indemnify each director and officer against certain claims and expenses for which the director might be held liable in connection with service on the Board. In addition, the Company maintains an insurance policy insuring its directors and officers against such liabilities.

     During calendar year ended December 31, 1998, there were four meetings of the Board of Directors. Three meetings were attended by all members and one meeting was attended by six of seven members.

COMMITTEE STRUCTURE AND MEETINGS

     The Board of Directors maintains an Executive Committee consisting of Mr. Nederlander, the Committee's Chairman, Mr. Mauer, Mr. Toboroff and
Mr. Webb. Under the Company's Bylaws the Executive Committee has the power of the full Board. The Executive Committee had two meetings in 1998, which were attended by all members other than Mr. Webb who attended one meeting.

     The Board of Directors also maintains a Compensation Committee comprised in 1998 of Messrs. McConnaughy, Schembechler and Mr. Kornstein. Mr. Kornstein was Chairman of the Committee in 1998. None of these individuals has ever been an officer of the Company. The Compensation Committee reviews and establishes the cash and non cash compensation of key employees and recommends grants of options under the Company's 1991 Stock Option Plan and 1997 Stock Option Plan. It considers recommendations of management and, when it deems appropriate, the advice of outside experts in connection with these determinations. The Compensation Committee had three meetings, which were attended by all members except for Mr. Schembecher who attended two meetings and acted by unanimous written consent in lieu of a meeting two times in 1998.

     The Board of Directors has established an Audit Committee which in 1998 consisted of Messrs. McConnaughy, Schembechler and Mr. Kornstein. Mr. Kornstein was Chairman of the Committee in 1998. No member of the Audit Committee has ever been an officer of the Company. The Audit Committee reviews the Company's internal controls and the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate Company financial personnel and independent public accountants in connection with these reviews. The auditors have access to such Committee at any time. The Audit Committee had two meetings in 1998, which were attended by all members other than Mr. Schmebechler who attended one meeting.

     The Company does not have a standing nominating committee.

     The members of each Committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board following the Annual Meeting and until their respective successors are elected and qualified. Each Committee elects its own Chairman.

                            SECTION 16(A) DISCLOSURE

     The Company believes, based solely on its review of the copies of the Forms 3, 4 and 5 required to be filed with the Company pursuant to Section 16(a) of the Exchange Act by its officers, directors and beneficial owners of more than 10% of the Company's Common Stock ("insiders"), that during the fiscal year ended December 31, 1998, all filing requirements applicable to its insiders were complied with.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

GENERAL

     After consultation with supervising management, the Compensation Committee of the Board of Directors determined the cash compensation of, and recommended for full Board approval grants of incentive stock options to, senior executive officers for 1998. Messrs. Nederlander, Mauer, Toboroff and Webb are senior executive officers and members of the Board of Directors of the Company and do not vote on matters concerning their own compensation.

COMPENSATION PHILOSOPHY

     The executive compensation philosophy of the Board of Directors and its Compensation Committee (which is intended to apply to all Company management, including its Chief Executive Officer) is to provide competitive levels of compensation, provide incentives to management, reward above average corporate performance, and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with others in the Company's industry and at a level that will aid in attracting and retaining qualified management. The Board of Directors endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

     The components of executive officer compensation are designed to meet the Company's compensation policies. Presently, the program contains two elements:
1) base salary (plus benefits customarily paid to employees, such as insurance) and 2) incentive compensation, consisting of cash (bonus) and non-cash (stock options and stock grants) incentive compensation.

     The Company from time to time has consulted with executive compensation experts to assist it in evaluating and establishing appropriate cash and noncash compensation for key employees and directors, and may do so in the future.

CHIEF EXECUTIVE COMPENSATION

     In 1993, in order to induce Mr. Mauer, the Company's Chief Executive Officer, to join the Company and become a member of its Board of Directors, the Company entered into an employment agreement with Mr. Mauer containing a compensation package including salary, stock options and an annual bonus described in "Employment and Consulting Agreements." Mr. Mauer's initial compensation was determined after the Board reviewed compensation paid to similarly qualified Chief Executive Officers in the competitive marketplace.

     In determining Mr. Mauer's salary and stock option award for 1998, the Compensation Committee reviewed the Company's performance under Mr. Mauer's leadership. Based on the recognition that Mr. Mauer had demonstrated superior leadership in spearheading a number of important new operating and strategic initiatives and successfully integrating Varsity's and Riddell's management teams, the Committee granted Mr. Mauer stock options. At Mr. Mauer's request, the Committee postponed action on Mr. Mauer's salary for one year. See "Summary Compensation Table."

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position and the experience, qualifications and talents of the individual relevant to his or her position and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable public companies. Salary adjustments are, generally, discretionary and determined by evaluating management's recommendations, the competitive marketplace, the performance of the Company, the performance and overall contribution of the executive and any increased responsibilities assumed by the executive.

     In order to induce qualified individuals to join the Company and continue their employment, the Company has granted certain senior executive officers guaranteed signing bonuses in fixed amounts as well as bonuses for the first year of employment.

     In determining the size of an executive's annual bonus, if any, the Committee compares performance of the division in which the executive works to the Company's business plan for that division in that year, the contribution of the individual to the performance of that division, and the individual's performance against agreed-upon goals developed by the employee with senior management. For 1997, in recognition of extra services required to complete the Varsity acquisition and facilitate the integration of the two companies, the Compensation Committee selectively awarded bonuses to members of senior management based upon their contribution to identifying Varsity as an acquisition candidate, negotiating the acquisition and determining and implementing the initial post-acquisition strategic redirection of the combined companies.

     After reviewing recommendations of supervising management, in 1998 the Compensation Committee recommended grants of stock options to certain employees and executive officers. In keeping with the philosophy of the Board of Directors, options generally vest over a period of years. It is the philosophy of the Board of Directors that stock options should be awarded primarily to key employees of the Company and its subsidiaries and members of its Board of Directors to promote the long-term interest in the welfare of the Company and assist in the retention of such employees, and that stock options should be awarded on an intermittent basis in furtherance of this philosophy.

     In accordance with rules of the Securities and Exchange Commission (the "Commission"), the Executive Compensation Philosophy of the Board is not intended to be "filed" or "soliciting material" or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by the Company with the Commission.


                                          COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          DON R. KORNSTEIN
                                          JOHN MCCONNAUGHY, JR.
                                          GLENN E. SCHEMBECHLER

               EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

     The table below sets forth the cash compensation paid to or accrued for the Company's Chief Executive Officer and its five other most highly paid executive officers in 1998 for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1998, 1997 and 1996.

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                     ANNUAL COMPENSATION             ------------
                                           ---------------------------------------   SECURITIES
                                                                   OTHER ANNUAL      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY       BONUS     COMPENSATION(1)   OPTIONS(2)     COMPENSATION(3)
--------------------------------   ----    --------     --------   ---------------   ------------   ---------------

Robert E. Nederlander ..........   1998    $196,160     $ 50,000             --           7,500               --
  Chairman of the Board            1997     189,511           --             --           7,500               --
                                   1996     180,656                          --           7,500               --

David M. Mauer .................   1998    $575,000           --             --          40,000        $   1,000
  Chief Executive Officer          1997     550,000     $ 60,000             --          50,000            4,750
                                   1996     500,000           --                         50,000            4,620

Jeffrey G. Webb ................   1998    $375,000     $207,090(5)           --         35,000               --
  President and Chief Executive    1997     200,914(4)   133,380(5)           --        397,760(4)            --
  Officer of The Varsity Group
  Division since the Varsity
  Acquisition date of June 19,
  1997

David Groelinger ...............   1998    $220,385     $ 50,000             --          15,000        $   1,000
  Chief Financial Officer and      1997     195,977       25,000             --          20,000            4,302
  Executive Vice President since   1996     143,308                          --          65,000               --
  March 7, 1996

Thomas L. Clark ................   1998    $132,693     $ 88,000      $ 164,467          20,000               --
  Senior Vice President,
  Consumer Products, of Riddell
  Group Division since
  February 8, 1998

Dan Cougill ....................   1998    $252,275           --             --          45,000        $ 479,750
  President and Chief Operating    1997     259,231           --             --          20,000            4,750
  Officer of Riddell Group         1996     230,000           --             --          15,000            4,750
  Division until November 27,
  1998

------------------
(1) Includes relocation related expenses of $164,467 for Mr. Clark. Other perquisites and other personal benefits paid for the named executive officers are omitted from the table as permitted by the rules of the Commission because they aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled, "Salary" and "Bonus" for each named executive officer.

(2) These options were issued under the Company's 1991 Stock Option Plan or 1997 Stock Option Plan. Options granted to Mr. Cougill were forfeited upon his separation from the Company.

(3) Represents the Company's contribution to its 401K Plan on behalf of the employee, and in the case of Mr. Cougill, also includes $478,750 of separation payments paid or accrued in 1998.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(4) Pursuant to an employment agreement between the Company and Mr. Webb effective in June 1997 which provides for an annual base salary of $375,000 and certain stock options to be granted in 1997. See "Employment Agreements and Change of Control Arrangements."

(5) Includes unrestricted stock awards of the Company's Common Stock valued at $153,400 for 1998 and $98,800 for 1997 based on quoted market values on the date the awards were granted. The 1998 award of 41,600 was valued at approximately $3.69 per share and the 1997 award of 20,800 shares was valued at $4.75 per share.

                         STOCK OPTIONS GRANTED IN 1998

     The following table sets forth information concerning individual grants of stock options made during 1998 to each named executive officer listed below pursuant to the Company's 1991 Stock Option Plan or 1997 Stock Option Plan.

                                                                                               POTENTIAL REALIZABLE
                                                                                                       VALUE
                                                                                              AT ASSUMED ANNUAL RATES
                                   NUMBER OF                                                      OF STOCK PRICE
                                   SECURITIES    % OF TOTAL                                   APPRECIATION FOR OPTION
                                   UNDERLYING    OPTIONS GRANTED    EXERCISE                          TERM(5)
                                   OPTIONS       TO EMPLOYEES       PRICE PER    EXPIRATION   -----------------------
NAME                               GRANTED       IN FISCAL YEAR      SHARE          DATE             5%
--------------------------------   ----------    ---------------    ---------    ----------   -----------------------
Robert Nederlander(1)...........      7,500              2%           $5.38       6/24/2008          $  25,352
David M. Mauer(2)...............     40,000              9%           $5.38       6/24/2008            135,212
Jeffrey Webb(2).................     35,000              8%           $5.38       6/24/2008            118,311
David Groelinger(2).............     15,000              3%           $5.38       6/24/2008             50,705
Thomas L. Clark(3)..............     20,000              4%           $4.88        2/9/2008             61,317
Dan Cougill(4)..................     45,000             10%           $5.38       6/24/2008                 (4)


NAME                                    10%
--------------------------------  -----------------------
Robert Nederlander(1)...........         $  64,248
David M. Mauer(2)...............           342,655
Jeffrey Webb(2).................           299,823
David Groelinger(2).............           128,495
Thomas L. Clark(3)..............           155,390
Dan Cougill(4)..................                (4)

------------------
(1) This option was granted pursuant to provisions of the 1991 Stock Options Plan which provides for annual fixed automatic grants of options to certain eligible directors. The option is fully exercisable commencing June 24, 1999 through June 24, 2008. In the event Mr. Nederlander's Board membership terminates, generally, other than for cause, the option becomes fully exercisable for 90 days. The option terminates if Mr. Nederlander's Board membership terminates for cause.

(2) This option vests as to 25% of the underlying shares on each of the first, second, third and fourth anniversaries of the date of grant. The option is canceled upon a termination of employment for cause. In the event the employee's employment is terminated by the Company, generally, other than for cause, this stock option becomes fully exercisable for one year. The option fully vests immediately upon a change in control.

(3) This option vests as to 25% of the underlying shares on each of the first, second, third and fourth anniversaries of the date of grant. The option is canceled upon a termination of employment for cause. In the event the employee's employment is terminated by the Company, generally, other than for cause, the stock option remains exercisable for 90 days to the extent of any underlying shares which were vested on the termination date.

(4) Options granted to Mr. Cougill were forfeited upon his separation from the Company.

(5) Based upon the per share market price on the date of grant and an annual appreciation of such market price at the rate stated in the table through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code and any applicable state laws.

                       STOCK OPTIONS HELD AT END OF 1998

     The following table indicates the total number of exercisable and unexercisable stock options held by each named executive officer listed below on December 31, 1998. No options to purchase the Company's Common Stock were exercised by any of these individuals during 1998. On December 31, 1998, the last sale price of the Common Stock on the American Stock Exchange was $5.625 per share.

                                                NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                                       DECEMBER 31, 1998                     DECEMBER 31, 1998
                                                -------------------------------       -------------------------------
NAME                                            EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
---------------------------------------------   -----------       -------------       -----------       -------------
Robert Nederlander...........................      45,000              7,500           $ 107,325           $ 1,875
David M. Mauer...............................     387,500            102,500           $ 741,188           $45,063
Jeffrey G. Webb..............................     364,427             68,333           $ 638,079           $15,583
David Groelinger.............................      37,500             62,500           $  33,425           $39,025
Thomas L. Clark..............................          --             20,000                  --           $15,000

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In June 1992, the Company entered into an employment agreement with each of Messrs. Nederlander and Toboroff. Each agreement continues until terminated by the Company, with termination effective three years after the Company delivers notice of termination or, if earlier, until the death or disability of the employee. The agreements are immediately terminable by the Company for Cause (as defined therein). Bonuses are discretionary with the Board. Each agreement provides a base salary of $162,500 which may be increased in the discretion of the Board, provided that in any event each year the salaries are increased at least by the percentage increase in the Consumer Price Index. Each agreement provides that in the event the Company terminates the employee's employment, generally, other than for Cause, the employee will receive his full salary through the end of the term of his agreement and annual bonuses for the remainder of the term equal to the average of the annual bonuses awarded to the employee prior to termination. Each agreement acknowledges that the employee will devote time and provide services to entities other than the Company.

     In April 1993, the Company entered into an employment agreement with Mr. Mauer. The agreement, as amended in 1994, provides an annual base salary in such amount in excess of $400,000 as the Board of Directors may determine from time to time. The agreement provides for the years subsequent to 1993, that the Board of Directors and Mr. Mauer establish target bonuses based upon measures to be agreed upon before the beginning of each calendar year, and that Mr. Mauer's bonus will be a percentage, not to exceed 100%, of his base salary based upon the percent of the targets achieved. The agreement continues until terminated by the Company, with termination effective three years after the Company delivers notice of termination or, if earlier, until Mr. Mauer's death or disability. The agreement is immediately terminable for Cause (as defined therein). Mr. Mauer was granted an option for ten years to acquire 300,000 shares of the Company's Common Stock pursuant to the Agreement at an average price of $3.63 per share. In the event Mr. Mauer's employment is terminated, generally, other than for Cause, Mr. Mauer will receive his salary for a period of three years plus a pro rata portion of the bonus earned through the date of termination, and his options become fully exercisable for one year.

     In addition, in connection with the acquisition of Varsity, the Company entered into an employment agreement with Mr. Webb effective June 1997. Under the provisions of such agreement Mr. Webb serves as Vice Chairman of the Board of Directors of the Company as well as President and Chief Executive Officer of the Varsity Group Division. Mr. Webb is entitled to a base salary of no less than $375,000 per year and is eligible to participate in those bonus arrangements which are made available to other senior officers of the Company at a target level of 40% of his base salary. Pursuant to his employment agreement, Mr. Webb received options to purchase 50,000 shares of Common Stock of the Company with a per share exercise price of $5.44 and "special options" to purchase an additional 347,760 shares at a per share exercise price of $3.80. Upon termination of Mr. Webb's employment (i) by the Company without Cause (as defined therein), (ii) by Mr. Webb with Good Reason (as defined therein, including a material adverse alteration in his status or responsibilities and relocation more than 50 miles from Memphis, Tennessee), or (iii) following a Change in Control (as defined therein), Mr. Webb will receive continued payments of base salary for the longer of the remainder of the term and one year (two years in case of termination following a Change in Control), as well as certain benefits. Mr. Webb is subject to a noncompetition covenant generally for a period of two years following the termination of his employment for any reason. Pursuant to his employment agreement, Mr. Webb agreed to become a party to the Shareholders' Agreement to which Messrs. Mauer, Nederlander, Toboroff and McConnaughy are parties.

     The Company entered into an employment agreement with Mr. Groelinger effective March 1996 in connection with his joining the Company as Chief Financial Officer. The agreement provides for an annual base salary of $180,000 and a guaranteed minimum bonus for 1996 of $25,000. Thereafter, bonuses will be a percentage of his salary, with a target of 40%. Pursuant to the Agreement, Mr. Groelinger was granted a ten-year option to purchase 65,000 shares of the Company's Common Stock at an exercise price of $4.63 per share. The agreement is immediately terminable for Cause (as defined therein) and expires, unless renewed, in March 2001. The agreement provides, generally, that if Mr. Groelinger's employment is terminated other than for Cause he will be paid no less than one year's salary (two years' salary in the event termination arises in connection with a Change of Control (as defined therein)) plus a pro rata portion of his bonus through the date of termination and his stock options become immediately exercisable for one year to the extent then vested.

     The stock options granted to Messrs. Mauer, Webb and Groelinger in connection with their employment become immediately exercisable in the event a change of control of the Company occurs.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     Mr. McConnaughy is a member of the Company's Board of Directors and its Compensation and Audit Committees and a member of a group of stockholders who may be deemed to beneficially own and exercise control over approximately 52% of the Company's outstanding Common Stock as of April 12, 1999. See "Security Ownership of Certain Beneficial Owners and Management."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994 the Company granted a Warrant (the "Warrant") to a limited partnership owned in part by Messrs. Nederlander, Toboroff and McConnaughy to purchase 150,000 shares of its Common Stock in consideration for the extension of a note in the amount of $2,000,000 issued by the partnership in favor of the Company. In August 1995 certain of the original partners withdrew from the partnership, and Messrs. Cougill, Mauer, McConnaughy, Nederlander and Toboroff or entities controlled by them acquired their interests in the Warrant.

     In 1998, based on a resolution of the Compensation Committee with Mr. McConnaughy abstaining, the Company allowed the holders of the Warrant to effect a cashless exercise of the Warrant, in effect accepting shares issuable upon exercise as payment for the exercise based on per share value one-eighth of a point higher than the quoted market value. As a result, 42,362 shares of Common Stock were issued in exchange for the 150,000 share Warrant based on an exercise price of $2.96 per share and an exchange price of $4.125 per share. The exchange price of $4.125 per share was set on a date when the quoted market price of a share of Common Stock was $4.00.

                     COMPARATIVE PERFORMANCE BY THE COMPANY

     The following graph shows a comparison of cumulative total returns for the Company, the American Stock Exchange Market Value Index, the NASDAQ Market Value Index and an index of peer companies selected by the Company for the five-year period from January 1, 1994 to December 31, 1998. In accordance with the rules of the Commission, the Company's Comparative Performance Information is not intended to be "filed" or "soliciting material" or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by the Company with the Commission.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG RIDDELL SPORTS INC.,
                  AMERICAN STOCK EXCHANGE MARKET VALUE INDEX,
                  NASDAQ MARKET VALUE INDEX AND SIC CODE INDEX

                                   [GRAPH]


                                                   1993      1994      1995      1996      1997      1998
                                                   ----      ----      ----      ----      ----      ----
Riddell Sports Inc.                              100.00     88.89    138.89    205.56    222.22    250.00
Nasdaq Market Value Index                        100.00    104.99    136.18    169.23    207.00    291.96
American Stock Exchange Market Value Index       100.00     88.33    113.86    120.15    144.57    142.61
SIC Code Index                                   100.00    103.69     93.33     91.35     89.46     38.96

     The graph compares the performance of the Company, the American Stock Exchange Market Value Index, the NASDAQ Market Value Index and an index of companies in the sporting and athletics goods industry having the same SIC Code as the Company (SIC Code 3949-Sporting and Athletic Goods), with the investment weighted on market capitalization at the beginning of each period for which a return is indicated. The total returns presented assume the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. All indexes were obtained through Media General Financial Services, and are the same indices used by the Company in its Proxy Statement dated May 2, 1998, except for the American Stock Exchange Market Value Index which has not previously been presented in a Proxy Statement of the Company. The Company's Common Stock commenced trading on the American Stock Exchange in November 1998, prior to which it was quoted on the NASDAQ National Market System.

                 THE RIDDELL SPORTS INC. 1991 STOCK OPTION PLAN
                           AND 1997 STOCK OPTION PLAN

INTRODUCTION

     The Company maintains two stock option plans: the 1991 Riddell Sports Inc. Stock Option Plan (the "1991 Plan") and the 1997 Riddell Sports Inc. Stock Option Plan (the "1997 Plan") pursuant to which there are 483,150 shares of Common Stock available for grant of options as of April 12, 1999. The Company has granted an aggregate of 2,432,350 shares of its Common Stock under options and stock grants made in accordance with the 1991 Plan and 1997 Plan as of April 12, 1999 (net of past grants canceled or expired).

GENERAL DESCRIPTION OF 1991 STOCK OPTION PLAN

     The Company's Board of Directors adopted the 1991 Stock Option Plan, which was approved by the Company's stockholders, to attract and retain qualified management. Options to acquire an aggregate of 1,415,500 shares of Common Stock were originally reserved for issuance under the 1991 Plan.

     Under the 1991 Plan, options may be granted from time to time to key employees, including officers, directors, advisors and independent consultants to the Company or to any of its subsidiaries. The 1991 Plan is administered by the Board of Directors, which may empower a committee of directors to administer the 1991 Plan. If such committee is appointed, it may exercise all of the powers of the Board in relation to the 1991 Plan. The Board is generally empowered to interpret the 1991 Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof. Options granted under the 1991 Plan may be designated as incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"). The per share exercise price for ISOs granted to directors, officers and employees may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% of such fair market value if the optionee owns more than 10% of the Common Stock of the Company), and for NQSOs, not less than 85% of fair market value on the date the NQSO is granted. Upon exercise of an option, the optionee may pay the purchase price with previously acquired securities of the Company, or at the discretion of the Board, the Company may loan some or all of the purchase price to the optionee.

     In the discretion of the Board, NQSOs may be exercisable immediately and need not terminate upon termination of the optionee's relationship with the Company, and the Board may amend the terms and provisions (other than the option price) of any NQSOs. Options could be exercisable for a term which may not be less than one year or greater than ten years from the date of grant. ISOs are not transferable other than by will or by the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. In the event of a change in control or certain other basic changes in the Company, in the Board's discretion, each option may become fully and immediately exercisable. Options may be exercised during the holder's lifetime only by the holder, his or her guardian or legal representative. The Board may decrease the exercise price of outstanding options to the fair market value of the Common Stock on the date the Board resolves to decrease such price.

     Options granted pursuant to the 1991 Plan may be designated as ISOs, with the attendant tax benefits provided under Sections 421of the Internal Revenue Code of 1986, as amended. Accordingly, the 1991 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs becoming exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000.

     Each Company director other than any director who is also a Chief Executive Officer, President, Executive Vice President or Senior Vice President of the Company or any of its subsidiaries will receive an option to acquire 7,500 shares of Common Stock each year. In addition, each such individual (other than current directors) will receive an option to acquire 15,000 shares of Common Stock upon becoming a member of the Board of Directors and, after the first anniversary of his joining the Board, the annual grant of an option to acquire 7,500 shares concurrently with the grants to the other directors. All such directors' options will become exercisable in full on the first anniversary of the date of grant will have an exercise price equal to the fair market value of the

Common Stock on the date of grant, which will be the closing price of the Common Stock on the date of each Annual Meeting of Stockholders. In order for the compensation in respect of options granted in the future under the 1991 Plan to be deductible to the Company as "performance-based compensation" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1991 Plan limits the number of shares of Common Stock with respect to which options may be granted to any individual in any year to no more than 150,000.

     The Board may modify, suspend or terminate the 1991 Plan, provided however, that certain material modifications affecting the 1991 Plan must be approved by the stockholders, and any change in the 1991 Plan that may adversely affect an optionee's rights under an option previously granted under the 1991 Plan requires the consent of the optionee.

GENERAL DESCRIPTION OF 1997 STOCK OPTION PLAN

     Under the 1997 Plan a maximum of 1,500,000 shares of Common Stock has been reserved for issuance, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, recapitalization, combination or exchange of shares.

     Unless otherwise determined by the Board of Directors of the Company, the 1997 Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties, including the grant of stock options or other stock-based awards. The full Board shall also have the authority, in its discretion, to grant stock options or other stock-based awards under the Plan and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described, shall be referred to as the "Committee." The Committee shall have full authority, subject to the provisions of the 1997 Plan, among other things, to determine the persons to whom options or other stock-based awards will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan.

     Grants of stock options or other stock-based awards may be made under the 1997 Plan to selected employees, directors (including directors who are not employees) and consultants of the Company and its present or future affiliates, in the discretion of the Committee. Stock options may be either ISOs or NQSOs. The exercise price of an NQSO may be above, at or below the fair market value per share of Common Stock on the date of grant; the exercise price of an ISO may not be less than the fair market value per share of Common Stock on the date of grant.

     The 1997 Plan also provides for automatic grants of stock options (with an exercise price equal to the fair market value of a share of Common Stock on the date of grant) to each member of the Board of Directors of the Company who is not a Chief Executive Officer, President, Senior Vice President or Executive Vice President of the Company or its subsidiaries ("Eligible Directors"). Except as otherwise determined by the Committee, options to purchase 15,000 shares of Common Stock will be automatically granted to Eligible Directors upon commencement of their service on the Board of Directors, except with respect to Eligible Directors serving on the date of the 1997 annual stockholders meeting. Thereafter (and in each case except as otherwise determined by the Committee), Eligible Directors are granted an option to purchase 7,500 shares of Common Stock on the date of each subsequent annual meeting of stockholders (unless such Eligible Director has received an initial option grant less than one year prior to the date of such meeting).

     In view of the fact that each of the 1991 Plan and 1997 Plan provides certain directors with fixed automatic grants of options to acquire shares of Company Common Stock, the Board of Directors has resolved that the total number of shares underlying options required to be granted to each eligible director shall not be duplicated.

     Options automatically granted to Eligible Directors become exercisable as to all shares on the first anniversary of the date of grant or on the retirement of the Eligible Director from the Board of Directors, whichever is first. Options automatically granted to Eligible Directors expire on the earliest of
(i) the tenth anniversary of the date of grant, (ii) the second anniversary of the termination of the Eligible Directors' service on the Board of Directors for reasons other than cause, or (iii) thirty days after the termination of the Eligible Directors' service on the Board of Directors for Cause (as defined in the 1997 Plan).

     No person may be granted stock options under the 1997 Plan representing an aggregate of more than 900,000 shares of Common Stock during 1997 and representing an aggregate of more than 500,000 shares of Common Stock during any subsequent calendar year. Stock options shall be exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable agreement. The exercise period shall be determined by the Committee; provided, however, that in the case of an ISO, such exercise period shall not exceed ten (10) years from the date of grant of such ISO.

     Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate (other than by reason of death or disability), all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of three months immediately following such termination (but in no case after the stock options expire in accordance with their terms). Except to the extent the Committee provides otherwise, in the event that the employment of a optionee shall terminate by reason of death or disability, all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of one year immediately following such termination (but in no event after the stock options expire in accordance with their terms). In the event of a change in control or certain other basic changes in the Company, in the Board's discretion, each option may become fully and immediately exercisable.

     The Committee may also grant other stock-based awards under the 1997 Plan. Such stock-based awards may also be granted pursuant to any long-term incentive bonus plan the Company may adopt in the future and will be subject to such terms and conditions as the Committee may determine.

     Except to the extent the Committee provides otherwise, stock options granted under the 1997 Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. The 1997 Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the 1997 Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. In addition, no amendment may be made which adversely affects any of the rights of a optionee under any award theretofore granted, without such grantee's written consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER EACH OF THE 1991 PLAN AND 1997 PLAN

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to grants of stock options under each of the 1991 Plan and 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     An optionee will not recognize any taxable income upon the grant of a NQSO and the Company will not be entitled to a tax deduction with respect to the grant of a NQSO Upon exercise, the excess of the fair market value of a share of Common Stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company generally will be entitled to a tax deduction at such time in the amount of such ordinary income.

     In the event of a sale of a share of Common Stock received upon the exercise of a NQSO any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

     An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee's "alternative minimum taxable income."

     A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

     If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If nonrecognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an ISO, if a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a NQSO is being exercised, the option holder will be required to include in gross income (and the Company will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another option whether or not an incentive stock option, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISO, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP have been the principal accountants of the Company during the calendar year ended December 31, 1998 and have been selected as the Company's principal accountants for the current calendar year, subject to ratification by the stockholders. A representative of Grant Thornton LLP will be present at the Annual Meeting, with an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

     If, prior to the next Annual Meeting of Stockholders, such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the next Annual Meeting will be subject to stockholder approval at such meeting.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting of Stockholders and entitled to vote on this item is required to ratify the selection of the Company's independent auditors.

                                    *  *  *

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

                                    *  *  *

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     The Company currently anticipates holding next year's Annual Meeting of Stockholders on or about June 1, 2000. Accordingly, any stockholder desiring to submit a proposal for action at the next Annual Meeting of Stockholders which the stockholder desires to be presented in the Company's Proxy Statement with respect to such meeting should submit such proposal to David Groelinger, Chief Financial Officer, 50 East 42nd Street, Suite 1808, New York, NY 10017, no later than January 15, 2000.

                                 OTHER MATTERS

     Other than as set forth in this proxy statement, within a reasonable time before the commencement of this solicitation, the Board of Directors did not know of any other business constituting a proper subject for action by the stockholders to be presented at the Annual Meeting. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

     The proxies named in the enclosed form of proxy and their substitutes, if any, will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face and, where a choice is specified on the form of proxy, the shares will be voted in accordance with each specification so made.

     A list of stockholders of record of the Company as of April 12, will be available for inspection by stockholders during normal business hours from May 19, 1999 to May 20, 1999 at the offices of the Company, 42 East 50th Street, Suite 1808 New York, New York 10017.

     In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by anyone or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.


                                          By Order of the Board of Directors

                                          /s/ Robert E. Nederlander
                                          ----------------------------------
                                          ROBERT E. NEDERLANDER
                                          Chairman of the Board

Dated: April 19, 1999

                         PROXY - RIDDELL SPORTS INC.

                Annual Meeting of Stockholders - May 20, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE PROPERLY MARKED AND EXECUTED BY THE UNDERSIGNED STOCKHOLDER THIS WILL BE VOTED FOR ALL PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     The undersigned hereby appoints each of Robert E. Nederlander and David M. Mauer, each with full power to act without the other, and with full power of substitution as the undersigned or any attorneys and proxies of the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Riddell Sports Inc., to be held at the 13th Floor Board Room at The American Stock Exchange, 86 Trinity Place, New York, New York on Thursday, May 20, 1999 at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items set forth below.

                Please Detach and Mail in the Envelope Provided


/X/ Please mark your votes as in this example.

1. ELECTION OF DIRECTORS.
                                          NOMINEES:
   FOR           WITHHOLD AUTHORITY       DON R. KORNSTEIN,
all nominees  to vote for all nominees    DAVID M. MAUER,
 at right         listed at right         JOHN MCCONNAUGHY, JR.,
(except as                                ROBERT E. NEDERLANDER,
 marked to                                GLENN E. ('BO') SCHEMBECHLER,
 the contrary                             LEONARD TOBOROFF,
 below)                                   JEFFREY G. WEBB
   / /                / /                 and ARTHUR N. Seessel, III

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space below.

-------------------------------------------------------

2. To ratify the appointment of Grant Thornton LLP as certified independent public accountants for the 1999 calendar year.

    FOR / /               AGAINST / /              ABSTAIN / /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE                                       DATED:              , 1999
         ---------------------------------------      --------------

SIGNATURE IF HELD JOINTLY                       DATED:              , 1999
                          ----------------------      --------------
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.